Exhibit 10.1

Text Marked By [* * *] Has Been Omitted Pursuant To A Request For Confidential Treatment And Was Filed Separately With The Securities And Exchange Commission.

STRATEGIC ALLIANCE AGREEMENT

Effective Date: April 17, 2017

THIS STRATEGIC ALLIANCE AGREEMENT (this “Agreement”), is entered into by and between Lion Biotechnologies, Inc., with a place of business located at 999 Skyway Road, Suite 150, San Carlos, CA 94070 (“LBIO”), and The University of Texas M. D. Anderson Cancer Center, with a place of business located at 1515 Holcombe Blvd., Houston, TX 77030 (“MD Anderson”), a member institution of The University of Texas System (“System”), as of the date set forth above (the “Effective Date”). MD Anderson and LBIO are hereinafter individually referred to as a “Party” and are collectively known as the “Parties”.

WHEREAS, as a comprehensive cancer research, treatment, and educational center, MD Anderson undertakes research and experimental activities in a variety of disciplines; and

WHEREAS, the Parties hereby wish to establish a collaboration (“Collaboration”) with respect to the performance of one or more research studies to be conducted pursuant to this Agreement (each such study, a “Study”, and collectively the “Studies”, and the activities to be performed with respect to the Studies collectively, the “Research”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, LBIO and MD Anderson hereby agree to be legally bound as follows:

1.          Governance.

1.1           Joint Steering Committee. The Parties will establish a joint steering committee (“JSC”) of equal representation, comprised of three members from each Party, with the members of each Party collectively having one vote on all matters to be decided upon by the JSC. Each Party can appoint and replace its members in the JSC at its own discretion through timely written notice to the other Party. The Principal Investigators for each Study (as defined hereinafter) shall attend each JSC meeting, except in the event of exigent circumstances that do not permit such attendance.

1.2           JSC Meetings. The JSC will have meetings (either in person, by teleconference or via electronic means) at least quarterly. At least one meeting per year will be conducted in person or by videoconference (including the kick-off meeting), with the location alternating between a site a selected by LBIO and a site selected by MD Anderson. LBIO will choose the location of the first such in-person meeting. Subject to Section 1.4 below, the JSC will decide on matters by unanimous vote; provided, however, that no action may lawfully be taken at any meeting unless at least two members from each Party (including for this purpose any proxy member appointed as provided below) are present at the meeting. If a member of the JSC is unable to attend a meeting, he or she may appoint, in writing, a proxy to participate and vote in his or her stead.

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1.3           JSC Responsibilities. The main task of the JSC will be to oversee the Collaboration. In order to achieve the objectives of the Collaboration, the JSC will oversee each Study under the Collaboration. The JSC will provide technical, scientific, clinical, and regulatory guidance regarding the Studies and will be responsible for monitoring progress of the Studies. In addition, the JSC will be responsible for coordinating resolution of problems arising in the Studies or in the Collaboration as a whole. Additional members can be invited by the JSC on a case by case basis should discussion of certain topics require so; provided, that such members will be subject to obligations of confidentiality and non-use at least as strict as those set forth in Section 5 below.

1.4           Dispute Resolution. Decisions regarding Study design, changes and/or additions to the initially-agreed Protocols must be unanimous, with each Party exercising one vote each, and in the absence of such unanimity the status quo shall be maintained. For all other matters before the JSC, a unanimous decision, with each Party exercising one vote, is required; provided, that, if unanimity cannot be achieved regarding such other matters, then LBIO’s chief executive officer may make the decision on behalf of the JSC, provided that LBIO’s chief executive officer will first make a good faith effort to consult with a designated executive at MD Anderson to resolve such matter.

2.          Performance of Studies.

2.1           Studies.

(a)          During the Term (as defined below), LBIO and MD Anderson may periodically agree to collaborate with respect to the performance of one or more Studies. In connection with each Study, the Parties shall execute, as applicable, a Study-specific clinical trial agreement or a pre-clinical work order where a clinical trial is not being conducted (each, a “Study Order”). Study Orders shall be numbered sequentially and, when executed, appended to this Agreement and made a part hereof. The first three Study Orders, when completed, will be incorporated into this Agreement as Exhibit I, Exhibit II, and Exhibit III, and the Studies that are the subject of such Study Orders are also referred to herein as the “Initial Studies”. Each Study Order shall detail the specifics of the Study to be performed under such Study Order including (i) a detailed Study-specific protocol (“Protocol”) that will be developed jointly by the Parties working together in good faith and (ii) any Study-specific resources or support to be provided by LBIO, including any financial consideration (“Collaboration Funding”, but excluding financial support associated with the Initial Studies to the extent addressed in Section 4 of this Agreement). Any revisions or amendments to a Study Order or Protocol shall be implemented, if at all, solely in accordance with the terms of the relevant Study Order and shall be subject to the approval of the JSC. The Parties acknowledge and agree that MD Anderson will be the “sponsor” of the Initial Studies that are clinical studies, as defined at 21 C.F.R. §§ 50.3(f) and 312.3(b), and will be the holder of the investigational new drug applications (INDs) submitted to the FDA (as defined hereinafter) for such Initial Studies.

(b)          In the event of any conflict of any terms of this Agreement and the terms of a Study Order, the terms of this Agreement shall govern, unless the Study Order specifically and expressly supersedes this Agreement with respect to a specific term, and then only with respect to the particular Study Order and specific term. If there is any discrepancy or conflict between the terms contained in a Protocol and this Agreement and/or the relevant Study Order, the terms of the Protocol shall govern and control with respect to clinical matters and the terms of this Agreement and/or the relevant Study Order shall govern and control with respect to all other matters (e.g., legal and financial matters).

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2.2           Investigators.

(a)          Principal Investigator. Each Study Order will identify the individual that will serve as the “Principal Investigator” for the relevant Study at MD Anderson and shall be responsible for MD Anderson’s administration and supervision of its portion of such Study. If the originally named Principal Investigator becomes unable or unwilling to continue a Study for any reason, MD Anderson shall propose a substitute Principal Investigator with comparable qualifications within two business days of MD Anderson becoming aware of such event. If the proposed candidate is not available or is not acceptable to LBIO, LBIO may terminate the applicable Study in accordance with Section 8.3(ii).

(b)          MD Anderson and Principal Investigator may appoint one or more collaborating physicians (“Sub-Investigators”) to participate in a Study. Such Sub-Investigators shall work under the supervision of, shall report to and be the sole responsibility of Principal Investigator, and Principal Investigator and MD Anderson shall each ensure that all Sub-Investigators undertake all activity related to the Study in accordance with the terms of this Agreement, the applicable Study Order, and the Protocol.

(c)          On a Study Order-by-Study Order basis, in the event that a Principal Investigator leaves or is removed from MD Anderson (or is otherwise unwilling or unavailable to direct the applicable Study in accordance with this Agreement and the applicable Study Order), then MD Anderson shall, as soon as practicable but in any event within two (2) business days of such event, provide written notice of such event to LBIO. Any subsequently appointed principal investigator must be approved, in writing in advance, by LBIO and such new principal investigator shall be required to agree to all the terms and conditions of the applicable Study Order and this Agreement and to sign each such document as evidence of such agreement (although failure to so sign will not relieve such new principal investigator from abiding with all the terms and conditions of the applicable Study Order and this Agreement). If LBIO does not approve of the new principal investigator, or the new principal investigator does not sign this Agreement, then LBIO may terminate the applicable Study Order in accordance with Section 8.3(ii).

2.3           Performance; Compliance with Law.

(a)          MD Anderson shall, and shall cause each of its employees, agents, contractors, and subcontractors performing Research activities or other obligations under this Agreement, including the Principal Investigator (collectively, “Representatives”) to, conduct such activities, and use, store and handle all materials used in the performance of activities under this Agreement and each Study Order, or cause the same to be done, in accordance with (i) all applicable laws, regulations, and guidelines, including, to the extent applicable, the Federal Food, Drug, and Cosmetic Act (“FFCDA”); the anti-kickback and related provisions of the Social Security Act; the Public Health Services Act; the regulations promulgated by the Food and Drug Administration (“FDA”), including 21 C.F.R. Parts 50, 56, and 58, and, with respect to clinical Studies, the requirements of the Statement of Investigator, FDA Form 1572 (as described in 21 312.53), the terms of which are incorporated by reference into any Study Order pertaining to a clinical Study (and the Principal Investigator for any such clinical Study shall complete, sign, and deliver a Form 1572 to LBIO prior to the commencement of such Study); the United States Health Insurance Portability and Accountability Act of 1996, as amended by the HITECH Act, including the Standards for Privacy of Individually Identifiable Health Information; the EU Data Protection Directive; and all other applicable privacy, security and data protection laws (collectively, this sub-clause (i), “Laws”), and, as applicable, the quality standards of “Good Clinical Practice” (which term shall mean generally accepted good clinical practices including those set out in the current version of the Declaration of Helsinki and the International Conference on Harmonization Guidelines for Good Clinical Practice in force from time to time and FDA’s most recent guidance and regulations concerning current Good Clinical Practice), (ii) the provisions of this Agreement (including each applicable Study Order and Protocol), and (iii) all written instruction from LBIO, as well as MD Anderson’s internal policies and procedures to the extent they do not conflict with the foregoing subsections (i) and (ii).

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(b)          LBIO is a United States corporation subject to the provisions of the Foreign Corrupt Practices Act (the “FCPA”). Under the FCPA it is unlawful to pay or to offer to pay anything of value, directly or indirectly, to foreign government officials, government employees, political candidates, or political parties, or to persons or entities who will offer or give such payments to any of the foregoing, in order to obtain or retain business or to secure an improper commercial advantage for LBIO. MD Anderson shall not, and MD Anderson shall ensure that its Representatives do not, take or permit any action, including paying or transferring anything of value, directly or indirectly, to any official or other person to influence any decision to obtain or retain business or gain an advantage in the conduct of business, or to induce such official or other person to perform a function in violation of any Laws, that will either constitute a violation under, or cause LBIO to be in violation of, the provisions of the FCPA or applicable local bribery and corruption Laws.

(c)          MD Anderson shall register each Study that is a clinical study with the relevant governmental authorities and government websites (including http://www.clinicaltrials.gov) and make all updates as required under the Laws, and shall identify LBIO as a financial collaborator (e.g., a “Collaborator” for the purposes of www.clinicaltrials.gov) in such registrations.

(d)          To the extent required by Law, MD Anderson and Principal Investigator shall be responsible for ensuring that the Research and all applicable documents, including any Protocol and informed consent and authorization forms are properly approved by applicable regulatory authorities and an Institutional Review Board (“IRB”). As may be required by Law, and with respect to any given applicable Study hereunder, MD Anderson and Principal Investigator shall further be responsible for making all reports and obtaining the continuing approval from the applicable IRB. Prior to making any submission to an IRB with respect to any given applicable Study hereunder (including a Protocol, and information to be provided to potential Study subjects including the informed consent and HIPAA authorization, and as applicable, the Case Report Forms (“CRFs”) or supporting source documentation), MD Anderson shall provide the proposed submission to LBIO for LBIO’s review and approval. MD Anderson shall promptly further provide LBIO with documentation of the IRB’s initial and continuing review and approval with respect to any given applicable Study hereunder, as well as any other communications and/or interactions with the IRB (summaries in the case of oral interactions and/or communications) that is related to or which may impact the Research, prior to the commencement of the Research and promptly thereafter. In the event MD Anderson’s IRB requires changes in any Protocol, informed consent or related forms for a Study after the Effective Date of the applicable Study Order, LBIO shall be advised in advance and all such modifications must be approved in advance and in writing by the JSC under this Agreement. MD Anderson and Principal Investigator shall not modify a Study described in a Protocol without the prior written approval of the JSC.

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(e)          MD Anderson and/or Principal Investigator shall be responsible for reporting and tracking of all adverse events with respect to a Study (“AEs”) in compliance with all Laws and each applicable Protocol and Principal Investigator shall be responsible for updating all AEs, including any expedited safety reports. MD Anderson and LBIO will share information with each other of any findings that may impact the safety of a Study Drug including as Study Drug safety may adversely affect the health and safety of any Study subject, influence the conduct of a Study, alter an IRB’s approval to continue a Study, or affect the willingness of a Study subject to continue participation in the Study. Principal Investigator and MD Anderson shall notify LBIO within twenty-four (24) hours after learning of any serious AE and any special situation report (both as defined in the applicable Protocol) incurred during or as the result of the Study, and provide a written confirmation report of such individual serious adverse event and special situation report promptly thereafter, as well as a monthly listing of all such serious adverse events and special situation reports, by electronic mail to: lionbiosafety@lionbio.com. LBIO shall have the ability to request additional information related to any such safety finding, serious AE or special situation report, if applicable, thereafter. Additionally, MD Anderson and/or Principal Investigator will promptly provide LBIO with all information in their possession or control as may be needed to assist LBIO in the identification and resolution of problems or unexpected occurrences involving the Study Drug or its use in the Study.

2.4           Facilities. MD Anderson shall cause its Representatives to perform the Research only at the facility(ies) identified in the applicable Study Order (the “Facility(ies)”). MD Anderson may not utilize any facility, other than the Facility(ies), for performing any portion of the Research without obtaining LBIO’s prior written consent to do so. MD Anderson shall maintain, or cause to be maintained, the Facility(ies), all personal property, equipment, machinery, excipients, materials, systems, intangibles, intellectual property and contract rights in use at the Facility(ies) free of defects, except for defects attributable to wear and tear consistent with the age and usage of such assets, and except for such defects as do not and will not, in the aggregate, materially impair the ability to use such assets in connection with the Research.

2.5           No Inducement. MD Anderson agrees that LBIO’s support of the Research is not conditioned on the value or volume of business generated between the Parties and is not being provided or received as a reward or in exchange for recommending, prescribing, dispensing, purchasing, supplying, selling, administering, referring, arranging for, or ordering any product that is manufactured, sold, or distributed by LBIO, or to induce recommending, prescribing, dispensing, purchasing, supplying, selling, administering, referring, arranging for, or ordering any product that is manufactured, sold, or distributed by LBIO in the future.

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3.          Materials.

3.1           Study Materials and Equipment. Unless otherwise provided by this Agreement (including as expressly set forth in a Study Order), Principal Investigator shall conduct the Research with MD Anderson’s materials and equipment. MD Anderson shall be responsible for the acquisition, purchasing, replacement, repair, maintenance, and calibration, to the extent applicable, of all materials and equipment, unless otherwise provided by this Agreement (including as expressly set forth in a Study Order), necessary for MD Anderson to conduct the Research. LBIO shall have no role, responsibilities, and or liability with regard to any materials and equipment necessary for MD Anderson and Principal Investigator to conduct the Research, except as provided in this Agreement (including as expressly set forth in a Study Order).

3.2           Informed Consent. MD Anderson shall ensure that all patients from whom Patient Materials (as defined below) were obtained, provided their informed consent and authorization for MD Anderson’s and Principal Investigator’s transfer of the applicable Patient Materials, data, and information to LBIO as called for in any applicable Study Order, LBIO’s use of Patient Materials, data, and information, and LBIO’s further transfer of the Patient Materials, data, and information to governmental or regulatory authorities and other third parties, as applicable. Upon LBIO’s request, MD Anderson shall provide LBIO with copies of the patient informed consent and authorization forms for LBIO to confirm the provisions of this Section 3.2.

3.3           LBIO Materials.

(a)          “Material” shall mean the tangible materials, Patient Materials (as defined below) and equipment described in an exhibit to a given Study Order (such exhibit, if provided, the “Materials Exhibit”). The Parties will amend a given Materials Exhibit from time to time as additional Materials are provided by or to LBIO in connection with a given Study Order. The Parties shall provide, or cause to be provided, Materials, and rights with respect to associated intellectual property, to each other in the quantities described in the applicable Study Order (or if no such quantities are described, in reasonable quantities) and at the times set forth in the applicable Study Order (or if no such times are set forth, as soon as reasonably practicable and necessary after the effective date of the applicable Study Order). All Materials supplied to MD Anderson by or on behalf of LBIO shall, as between LBIO and MD Anderson, remain the exclusive property of LBIO.

(b)          THE MATERIALS PROVIDED TO INSTITUTION BY LBIO ARE PROVIDED BY LBIO ON AN “AS IS” BASIS. LBIO HEREBY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIALS, INCLUDING ANY WARRANTIES OF TITLE, INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO OFFICER, EMPLOYEE, AGENT OR REPRESENTATIVE OF LBIO HAS ANY AUTHORITY TO BIND LBIO TO ANY AFFIRMATION, REPRESENTATION OR WARRANTY CONCERNING THE MATERIALS, EXCEPT AS SET EXPRESSLY FORTH HEREIN. THE MATERIALS PROVIDED TO LBIO BY INSTITUTION ARE PROVIDED BY INSTITUTION ON AN “AS IS” BASIS. INSTITUTION HEREBY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIALS, INCLUDING ANY WARRANTIES OF TITLE, INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO OFFICER, EMPLOYEE, AGENT OR REPRESENTATIVE OF INSTITUTION HAS ANY AUTHORITY TO BIND INSTITUTION TO ANY AFFIRMATION, REPRESENTATION OR WARRANTY CONCERNING THE MATERIALS, EXCEPT AS SET EXPRESSLY FORTH HEREIN.

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(c)          The Materials provided by or on behalf of LBIO shall only be used as necessary to conduct the Research, in accordance with the Research Plan, this Agreement, all written instructions from LBIO and all Laws and not for any other uses or activities whatsoever, including in connection with research for any third person or entity. MD Anderson shall maintain control over Materials received by it from or on behalf of LBIO hereunder and shall not transfer any portion of such Materials to any third party for any purpose other than the purposes of performing its obligations under, and in accordance with, this Agreement, the Research Plan, all written instructions from LBIO and all Laws. MD Anderson shall maintain complete and accurate records relating to the disposition of all Materials provided by or on behalf of LBIO. MD Anderson shall return to LBIO all unused supplies of Materials provided by or on behalf of LBIO in accordance with Section 8.4 or at LBIO’s earlier request. MD Anderson shall have no right to provide samples of the Materials provided by or on behalf of LBIO (or products created thereby) to any person or entity.

3.4           Patient Materials. “Patient Materials” shall mean those certain biological materials, and derivatives thereof and related patient data and information, received from individual patients and described in an applicable Materials Exhibit. Without limiting Section 3.3, MD Anderson shall further handle, transport, use and store Patient Materials exclusively at the Facility(ies) or otherwise in accordance with this Agreement, unless otherwise requested by LBIO in writing, and at all times strictly in accordance with (a) MD Anderson’s standards of security and confidentiality and (b) all applicable privacy, security and data protection Laws (including the United States Health Insurance Portability and Accountability Act of 1996, as amended by the HITECH Act, including the Standards for Privacy of Individually Identifiable Health Information, and the EU Data Protection Directive).

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4.          Certain Financial Matters.

4.1           Initial Funding. LBIO agrees to commit funding in an amount not to exceed $14,211,864.00 for the performance of the Studies during the Term (collectively, “Initial Funding”), with the Initial Funding specifically allocated as follows: (a) $[* * *] for an upfront payment, and a minimum of $[* * *] for enrollment and treatment of a minimum of 40 patients in the Study described in Exhibit I (i.e., the Minimum Enrollment Target as defined in Exhibit 1) or up to $[* * *] (an “Individual Study Budget”) for enrollment and treatment of up to 60 patients in the Study described in Exhibit I (i.e., the Maximum Enrollment Target as defined in Exhibit 1); (b) $[* * *] (which shall also be considered an Individual Study Budget) for enrollment, manufacturing of product, and treatment of 30 patients in the Study described in Exhibit II; and (c) $[* * *] for the Study described in Exhibit III. LBIO shall pay the Initial Funding in accordance with Section 4.3. For clarity, the Initial Funding is Collaboration Funding. MD Anderson agrees that all costs of this Collaboration, with the sole exceptions of any costs to supply clinical-grade aldesleukin and 4-1BB agonist for use in the expansion of tumor infiltrating lymphocytes (“TILs”), and in the case of aldesleukin, for use in the treatment of patients, are included in the Initial Funding. Subject to the foregoing exceptions, MD Anderson shall be solely responsible for any costs it incurs in performing the Studies that are in excess of the Initial Funding.

4.2           Collaboration Funding Generally. MD Anderson shall use the Collaboration Funding solely to conduct the applicable Study and MD Anderson shall be responsible for managing cash flow between payments. It is understood and agreed that the Collaboration Funding shall cover all administrative, IRB review, patient recruitment, and all other fees, costs and expenses of MD Anderson and any of its Representatives for the conduct of the Studies or the provision of equipment or services to facilitate the Studies, and that no other form of compensation shall be paid to MD Anderson in connection with the Studies except as otherwise may be specifically and mutually agreed upon by the Parties in writing.

4.3           Payments. LBIO shall pay the Initial Funding to MD Anderson as follows. An upfront payment of $[* * *] (the “Upfront Payment”) shall be invoiced by MDACC on the Effective Date. The remainder of the Initial Funding shall be paid as follows:

(a)          In the event that the Study Order covers the performance of a clinical trial, funding shall be invoiced based on Study patient enrollment as follows, based on the Maximum Enrollment Target as defined in each Study Order:

Milestone (on Study Order-by-Study Order basis)	Payment (% of the Individual Study Budget) to be provided in connection with such Study Order*
Enrollment of [* * *]% of the target patient enrollment as set forth in the applicable Protocol	[* * *]%
Enrollment of [* * *]% of the target patient enrollment as set forth in the applicable Protocol	[* * *]%
Enrollment of [* * *]% of the target patient enrollment as set forth in the applicable Protocol	[* * *]%
Enrollment of final patient as set forth in the applicable Protocol	[* * *]%
Receipt by LBIO of both (a) the final clinical study report and (b) all raw clinical data (anonymized and without including any identifying information)	[* * *]%

*With respect to Exhibit 1, the Individual Study Budget shall be the one associated with the Minimum Enrollment Target (as defined in Exhibit 1), and in the event that the Parties move to the Maximum Enrollment Target (as defined in Exhibit 1) then this table shall be applied to the incremental additional patients as if the incremental additional patients constitute their own protocol/budget. For example, if LBIO decides to add ten (10) additional patients to the clinical study in Exhibit 1, each patient will be accrued at $[* * *] per patient, and LBIO will be invoiced for percentage enrollment of these ten (10) patients based on the table above.

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(b)          In the event that the Study Order covers activities other than the performance of a clinical trial, a payment schedule will be set forth in the relevant Study Order.

(c)          Notwithstanding the foregoing, LBIO may suspend payment if, in LBIO’s reasonable opinion after review of the Reports (as defined below), MD Anderson has not been performing the Research diligently and in the manner agreed upon herein.

(d)          Upon the occurrence of one of the milestones identified in the table in Section 4.3(a), or described in an applicable Study Order for a non-clinical Study according to Section 4.3(b), MD Anderson shall invoice LBIO for the related payment amount. In each case, invoices shall be itemized, including by reference to Study Order title, and otherwise shall include such supporting documentation as LBIO may reasonably request. LBIO shall pay all undisputed invoices within thirty (30) days of receipt of such invoice.

(e)          If the Study described in Exhibit II is not commenced, the portion of the Upfront Payment that would have been applied to that Study ($[* * *]) will be credited by MD Anderson towards the Studies described in Exhibit I and Exhibit III.

(f)          All terms and payments of compensation, benefits, and any other conditions of engagement, including payment of taxes, for any person working with Principal Investigator and any other support staff who may be used in the performance of a Study (including any Sub-Investigator) shall be solely a matter between MD Anderson and such individuals. Principal Investigator and any MD Anderson personnel shall not be deemed to be employees of LBIO or entitled to any benefits offered by LBIO to LBIO’s employees.

5.          Records and Reports.

5.1           Records. MD Anderson shall, and shall cause its Representatives to, keep appropriate records of the Research, including laboratory notebooks, in accordance with MD Anderson policies and all Laws, sufficient to properly document the results of the Research and otherwise sufficient to determine identity and dates of inventorship of Inventions (as defined in Section 7.1(a)). MD Anderson shall make such records available to LBIO upon reasonable notice during MD Anderson’s normal business hours. LBIO may use the records and Reports (as defined below) for any purpose, including interactions and communications with, and/or submissions and filings to the applicable governmental or regulatory authorities.

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5.2           Reports. MD Anderson, through the Principal Investigator, shall provide to LBIO (a) interim written reports regarding the Research, no less than once per calendar quarter, and (b) on Study-by-Study basis, (i) a draft final written Study report within thirty (30) days after completion (or earlier termination) of each such Study and (ii) a final written Study report within thirty (30) days after receipt of LBIO’s comments to the draft final written Study report with respect to each such Study, which shall be given by LBIO not later than thirty (30) days after LBIO’s receipt of the draft final Study report (collectively, the “Reports”); provided, that, if this schedule of reports differs from the reporting obligations provided in a Study Order, the schedule listed in the Study Order shall be followed. LBIO shall own all Reports and data compilations resulting from the Research, excluding the physical original lab notebooks themselves (but not excluding the data and data compilations contained therein, which shall be deemed to be owned by LBIO) and any patient medical records.

5.3           Electronic Transfer. In addition to MD Anderson’s reporting obligations under Section 5.2, no less than once per calendar quarter, MD Anderson shall provide to LBIO an electronic transfer of all data and results (including all raw data and process data) generated through the performance of the Research.

5.4           Other Notifications. During the performance of the Research, MD Anderson shall notify LBIO promptly if the Research reveals any unexpected result or any accident or harm occurs, and shall also comply with any safety notifications required under each Study Order.

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6.          Confidentiality and Publications.

6.1           Confidential Information.

(a)          “Confidential Information” means any proprietary or confidential information, technical data, trade secrets or know-how, including research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed by a Party or its Representatives (“Disclosing Party”) to the other Party or its Representatives (“Receiving Party”), whether in writing, orally or by drawings or inspection of documents or other tangible property; provided that: (i) Confidential Information shall not include any of the foregoing items to the extent that (1) they are or have become publicly known and made generally available through no wrongful act of Receiving Party, (2) they were known to Receiving Party prior to disclosure by Disclosing Party, as evidenced by pre-existing written records promptly provided to Disclosing Party by Receiving Party, (3) they were disclosed to Receiving Party without an obligation of confidentiality by a third party having a lawful right to make such disclosure, or (4) they were developed by Receiving Party without use or aid of Disclosing Party’s Confidential Information, and (ii) the results of the Research (including the contents of each Report and any Inventions) shall be deemed to be LBIO’s Confidential Information, subject to MD Anderson’s right to publish any Research data and information as set forth in and in accordance with Section 6.4, MD Anderson’s right to use any Inventions (and any Work) as set forth in and in accordance with Section 7.2, and MD Anderson’s right to use any Research data and information for internal research, academic, and non-commercial patient care purposes prior to publication or public disclosure and for any purpose thereafter. LBIO shall be deemed the Disclosing Party with respect to such results of the Research, regardless of the Party initially disclosing the same.

(b)          Receiving Party shall take reasonable steps to ensure that Disclosing Party’s Confidential Information (as defined in Section 6.1(a)) is maintained in confidence, used only for the purpose of exercising rights and performing obligations under this Agreement, and disclosed only to persons and/or entities authorized under this Agreement. As used herein, “reasonable steps” means the steps that Receiving Party takes to protect its own, similar confidential and proprietary information, which shall not be less than a reasonable standard of care.  Receiving Party further agrees not to reveal, publish or otherwise disclose Disclosing Party’s Confidential Information to any third party without the prior written consent of Disclosing Party as described in Section 6.4 below, however, Receiving Party is permitted to disclose Confidential Information obtained under the terms of this Agreement to its Representatives on a need-to-know basis related to the exercise of rights and performance of its obligations under this Agreement and only if such Representatives are informed by Receiving Party of the confidential nature of such information and are bound by confidentiality obligations consistent with those set forth in this Section 6.1. Receiving Party shall ensure that its Representatives having a need-to-know Disclosing Party’s Confidential Information observe these obligations of confidentiality. These obligations of confidentiality and nondisclosure shall remain in effect after the termination or expiration of this Agreement for a period of five (5) years.

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(c)          Neither Party shall improperly use or disclose to the other Party or any of its directors, officers, employees or agents, any confidential information of any current or former client or other person or entity with whom such Party has an agreement or duty to keep such information confidential, and such Party shall not bring onto the premises of the other Party any such information in any medium unless consented to in writing by such client, person or entity. In the event of a Party’s breach of this Section 6.1(c), the breaching Party shall ensure that the other Party may freely and fully utilize the information so disclosed for any and all purposes.

6.2           Required Disclosure of Confidential Information.

(a)          If Receiving Party is required by Law or court order to disclose Disclosing Party’s Confidential Information, Receiving Party shall give Disclosing Party prompt written notice of such requirement such that Disclosing Party shall have the opportunity to apply for a protective order, injunction or for confidential treatment of such Confidential Information. Receiving Party shall cooperate with Disclosing Party in seeking any Disclosing Party requested protective order, injunction or confidential treatment of such Confidential Information and shall only disclose the minimal amount of such Confidential Information required under Law or court order. Notwithstanding the forgoing, any information disclosed by Receiving Party pursuant to Law or a court order shall remain Confidential Information hereunder, and may not be disclosed under any other circumstances unless and until the Confidential Information so disclosed falls into one of the exceptions set forth in subclauses (1) through (4), inclusive, in Section 6.1(a).

(b)          If Principal Investigator is a member of or affiliated with any committee that sets formularies or develops clinical practice guidelines that could influence the prescribing of medicines or is otherwise affiliated with any other healthcare institution, medical committee, or other medical or scientific organization, Principal Investigator will inform the committee of the existence and nature of Principal Investigator’s relationship with LBIO under this Agreement. Principal Investigator also agrees to disclose Principal Investigator’s relationship with LBIO as needed to comply with any disclosure requirements of any healthcare institution, medical or formulary committee, or other medical or scientific organization with which Principal Investigator is affiliated and agrees to comply with any such entities’ recusal or other requirements relating to the relationship with LBIO. This duty to disclose will continue during the term of this Agreement and for two years after its termination

6.3           LBIO Mandatory Disclosures. MD Anderson and Principal Investigator recognize that LBIO may be required under Law, including the Physician Payment Sunshine Act, to report to the relevant governmental or regulatory authorities or publicly disclose information related to this Agreement and/or the Research, including any payments, reimbursements, or other transfers of value made to MD Anderson or Principal Investigator. Nothing herein shall prevent LBIO from making any reports or disclosures required under Law or by a relevant governmental or regulatory authority. Moreover, nothing herein shall prevent LBIO from disclosing any information relating to this Agreement and/or the Research for the purpose of making any regulatory or other submissions, patent applications and pursuing patent prosecution.

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6.4           Publications. MD Anderson agrees to provide LBIO with a copy of any manuscript, abstract or other proposed publication or presentation relating to the Research or the Materials (a “Publication”), prior to submission thereof to a publisher or to any third party, and in any case, not less than 45 days prior to any public disclosure, for the purpose of protecting proprietary or intellectual property of LBIO that might be contained in such Publication. Following receipt of such proposed Publication, LBIO shall have the right to cause MD Anderson to (i) withhold publication or other public disclosure thereof for a period of up to 90 days in order to provide LBIO time to obtain appropriate intellectual property protection thereof, and (ii) remove any proprietary, or otherwise confidential, information of LBIO contained in such Publication (excluding Research results). In any event, MD Anderson will not disclose proprietary, or otherwise confidential, information in an “unblinded” manner when it can be done so in a “blinded” manner. In the event of any Publication (including any public presentation relating to the Research or the Materials), MD Anderson agrees to acknowledge LBIO and/or give credit to LBIO scientists, as scientifically appropriate, based on any contribution they may have made to the work which shall be in accordance with any relevant policies and guidelines of the publication, presentation forum, as well as policies and guidelines of general applicability, such as the International Committee of Medical Journal Editors recommendations. In addition, to the extent that it is legally able to do so, MD Anderson hereby grants LBIO a royalty-free right and license to use and reproduce any Publication. LBIO shall be acknowledged as a financial collaborator of the Study reported in a Publication.

6.5           Unauthorized Disclosure. Receiving Party shall be responsible for any breach of this Section 6 by any of its Representatives. Receiving Party shall take reasonable steps to ensure that unauthorized persons do not gain access to Disclosing Party’s Confidential Information. Receiving Party shall promptly notify Disclosing Party of any unauthorized release of or access to Disclosing Party’s Confidential Information. For clarity, such notice shall not remedy any breach of this Agreement resulting from such unauthorized release or access.

6.6           Prior CDA. This Agreement supersedes that certain Confidentiality Agreement between LBIO and MD Anderson, dated July 22, 2016 (“Prior CDA”), which is hereby terminated; provided, however, that all information disclosed or received by the Parties under the Prior CDA will be deemed Confidential Information hereunder (to the extent applicable) and will be subject to the terms and conditions of this Agreement. The Parties agree that this Agreement provides the written notice required for termination of the Prior CDA pursuant to Section 6.8 of the Prior CDA.

6.7           Publicity. LBIO shall be permitted to publicly disclose the existence of this Agreement, and the title and purpose of each clinical Study, in LBIO’s electronic materials, printed materials, oral presentations, and press releases, and LBIO shall be permitted to include each clinical Study as a component of LBIO’s clinical product pipeline.

6.8           Health Information. Notwithstanding anything to the contrary in this Agreement or any Study Order, all individually identifiable health information shall be treated as confidential by the Parties in accordance with all Laws governing the confidentiality and privacy of individually identifiable health information, including HIPAA, and any regulations and official guidelines promulgated thereunder, and the Parties agree to take such additional steps and/or to negotiate such amendments to this Agreement as may be required to ensure that the Parties are and remain in compliance with the HIPAA regulations and official guidance.

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7.          Inventions.

7.1           Background Intellectual Property and Definitions.

(a)          Neither Party will, as a result of this Agreement, acquire any right, title or interest in, to, or under any Intellectual Property (as defined below) owned or controlled by the other Party or the other Party’s affiliates prior to the Effective Date or developed independently of this Agreement (“Background Intellectual Property”), except for the licenses expressly granted under this Agreement.

(b)          “Invention” means any idea, invention or discovery, whether or not patented or patentable, that is first conceived, discovered, developed or reduced to practice by a Party in connection with this Agreement, including through MD Anderson’s performance of the Research (solely or jointly with others) or that result, to any extent, from use of Confidential Information or the Study article that is the subject of a given Study, including any developments, discoveries, improvements, compositions, know-how, trade secrets, procedures, technical information, data, reports, processes, methods, devices, formulae, protocols, techniques, designs, drawings, methodologies, and biological or chemical material.

(c)          “Intellectual Property Rights” means any and all moral rights and intellectual property rights, including all patent rights, copyrights, trademarks, know-how and trade secrets and the rights to apply for the same.

(d)          “Fields” means the treatment of platinum resistant ovarian cancer, chondrosarcoma, and pancreatic ductal adenocarcinoma, and, solely for the purposes of Section 7.3(b), double refractory melanoma, such treatment being performed using TILs manufactured by MD Anderson using a 4-1BB agonist; provided that Fields shall also include the treatment of other diseases in the event that the JSC decides to amend or replace the initially-agreed clinical Protocol for the Study Order provided in Exhibit II to include the treatment of such other diseases.

7.2           Assignment of Inventions; Further Assurances.

(a)          MD Anderson shall promptly make full written disclosure to LBIO, shall hold in trust for the sole right and benefit of LBIO, and hereby assigns, transfers and conveys to LBIO, or its designee, all of MD Anderson’s worldwide right, title and interest in and to any and all Inventions and all Intellectual Property Rights therein and relating thereto[, provided that MD Anderson shall retain the right to use any such Invention for internal research, academic, and patient care purposes]. MD Anderson further acknowledges and agrees that all original works of authorship that are made by MD Anderson (solely or jointly with others) in the performance of the Research, excluding any publication made in accordance with Section 6.4 (a “Work”) and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. However, to the extent that any Work may not, by operation of any Laws, be a work made for hire, MD Anderson hereby assigns, transfers and conveys to LBIO all of MD Anderson’s worldwide right, title and interest in and to such Work, including all Intellectual Property Rights therein and relating thereto, subject to MD Anderson’s right to use such Work for internal research, academic, and non-commercial patient care purposes prior to publication or public disclosure.

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(b)          Upon the request and at the reasonable expense of LBIO, MD Anderson shall execute and deliver any and all instruments and documents and take such other acts as may be reasonably necessary to document or perfect the assignment and transfer described in Section 7.2(a) or to enable LBIO to secure its rights in the Inventions, Works and Intellectual Property Rights therein and relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce Intellectual Property Rights in any and all jurisdictions with respect to any Inventions or Works, or to obtain any extension, validation, re-issue, continuance or renewal of any such Intellectual Property Right.

(c)          As between the Parties, and without limiting MD Anderson’s assistance obligations under Section 7.2(b), LBIO shall have the sole and exclusive right to file patents covering or claiming Inventions and shall bear all costs with respect to the prosecution and maintenance thereof. In furtherance of the foregoing, the Parties shall work together in good faith to, as expeditiously as possible following the Effective Date, put in place a power of attorney granted by the System to LBIO for purposes of enabling LBIO to apply for or to pursue any application for any United States or foreign patent, trademark, copyright or other registration covering Inventions or Works assigned to LBIO hereunder in the event that LBIO is unable to secure MD Anderson’s assistance in connection with the same.

7.3           Background Licenses.

(a)          MD Anderson hereby grants LBIO a non-exclusive, royalty free, perpetual license (with rights to sub-license) under, in and to all Background Intellectual Property that is: (a) owned by MD Anderson; (b) consists of and/or comprises the manufacturing protocol utilized by MD Anderson in the conduct of a Study; and (c) reasonably necessary to exploit (including developing, obtaining and maintaining regulatory approval for, manufacturing, or commercializing) any Invention, Study result, or Study article, or any improvement or derivative thereof, strictly limited to the Fields (collectively, the “Non-Exclusively Licensed MD Anderson Background Intellectual Property”), to the extent that such Non-Exclusively Licensed MD Anderson Background Intellectual Property does not include Third Party IP (as defined hereinafter).

(b)          MD Anderson also grants LBIO a non-exclusive, royalty free, perpetual license (with rights to sub-license) under, in and to any and all data generated by MD Anderson in conducting studies of TILs in double refractory melanoma outside of the Collaboration and as of the Effective Date, and LBIO shall have unrestricted rights to use such double refractory melanoma data in governmental and regulatory submissions, including submissions that may become public.

7.4           Third Party Intellectual Property. To the extent that MD Anderson controls any Background Intellectual Property that it will use in conducting a Study or manufacturing any Study article through a license agreement with a third party (“Third Party IP”), MD Anderson shall notify LBIO thereof as soon as any such Third Party IP is identified. MD Anderson shall not use any Third Party IP in performing activities under this Agreement or otherwise in connection with a Study unless and until the JSC approves the use thereof. In addition, MD Anderson shall provide such assistance as is reasonably requested by LBIO in connection with LBIO obtaining a license in and to any such Third Party IP.

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7.5           No Implied Licenses; Retained Rights. Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party, whether by implication, estoppel or otherwise, and each Party hereby agrees that it does not have rights under any intellectual property of the other Party that are broader than the licenses expressly granted herein.

7.6           Effectiveness. The provisions of Section 7 shall become effective upon payment by LBIO of the Upfront Payment and the approval by LBIO of the Study Orders in Exhibit I and Exhibit III. For clarity, the commencement of work, or the lack thereof, under the Study Order in Exhibit II shall have no effect upon the effectiveness of the provisions of Section 7.

8.          Term and Termination.

8.1           Term. The term of this Agreement commences on the Effective Date and shall continue in effect until the later of (a) the fourth (4th) anniversary of the Effective Date, or (b) the completion or termination of the Research and receipt by LBIO of all deliverables due from MD Anderson hereunder, unless sooner terminated in accordance with the provisions of Section 2.2 or Section 9.14.

8.2           Termination. Either Party may terminate this Agreement for the material breach or default of any of the terms or conditions of this Agreement by the other Party upon thirty (30) days’ written notice and the opportunity to cure during such notice period; and such termination shall be in addition to any other remedies that it may have at law or in equity. Additionally, LBIO may terminate this Agreement if MD Anderson is declared insolvent or enters into liquidation or has a receiver or an administrator appointed over all or any part of its assets or ceases or threatens to cease to carry on business, or a resolution is passed or a petition presented to any court for the winding up of the Party or for the granting of an administration order in respect of MD Anderson, or any proceedings are commenced relating to the insolvency or possible insolvency of MD Anderson.

8.3           Termination of a Study Order. LBIO may terminate a Study Order immediately upon written notice to MD Anderson if:

(i)          the applicable approvals, authorizations, and/or continuing reviews for a Study are not obtained or maintained;

(ii)         Principal Investigator is no longer available for the Study and a replacement deemed acceptable by LBIO is not provided;

(iii)        the Study is canceled, terminated, suspended, delayed or placed on hold for any reason;

(iv)        an Institutional Review Board or other review authority, including governmental or regulatory authorities, does not approve a Study or recommends the cancelation, termination, suspension, or hold of a Study for any reason;

(v)         immediate termination of the Study is necessary due to LBIO’s evaluation of risks to Study subjects, such risks including the futility of treatment; or

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(vi)        MD Anderson or Principal Investigator materially breaches any obligations with respect to the Study, including failure to comply with this Agreement, the Protocol or the Study Order or any Law relevant to the Study.

8.4           Obligations upon Termination. Upon expiration or termination of this Agreement, in addition to its other obligations hereunder, including Section 5.2, MD Anderson shall return to LBIO all of its Confidential Information and all Materials or, at LBIO’s option, destroy or completely delete such Confidential Information and Materials, at LBIO’s option. With respect to each item of Confidential Information and Materials destroyed or completely deleted, such destruction or complete deletion shall be certified in writing to LBIO. In the event that this Agreement is terminated prior to MD Anderson’s receipt of all internal approvals to commence work on the Study Orders in Exhibit I, Exhibit II and/or Exhibit III, MD Anderson shall refund the Upfront Payment to LBIO.

8.5           Effects of Termination. Termination of this Agreement by either Party shall not affect the rights and obligations of the Parties accrued prior to the effective date of termination. No termination of this Agreement, however effectuated, shall release the Parties, the Principal Investigator, or any other Representative of MD Anderson having access to Confidential Information from their respective rights and obligations under Sections 6, 7, and 9.

9.          Miscellaneous.

9.1           Mutual Representations. Each Party hereto hereby represents, warrants and covenants to the other that: (a) it is duly incorporated or otherwise formed, validly existing and in good standing; (b) it has taken all necessary actions on its part to authorize the execution, delivery and performance of the obligations undertaken in this Agreement, and no other corporate or regulatory actions (e.g., obtaining permits, licenses or authorizations) are necessary with respect thereto; (c) it is not a party to, and will not become a party to, any agreement or understanding and knows of no law or regulation that would prohibit it from entering into and performing this Agreement, or that would conflict with this Agreement; and (d) when executed and delivered by it, this Agreement will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with this Agreement’s terms.

9.2           MD Anderson Representations. MD Anderson represents, warrants, and, to the extent applicable, covenants, that:

(a)          MD Anderson and all of its Representatives maintain as current the applicable licenses and permits, including medical practitioner licenses as required by the applicable national, state, and/or local licensing body and that no license or permit has been revoked, limited, suspended, or otherwise modified.

(b)          Neither MD Anderson nor any of its Representatives have (i) violated or caused a violation of any federal or state health care fraud and abuse or false claims statute or regulation, including the anti-kickback provisions of the Social Security Act, 42 U.S.C. § 1320a-7b(b), (ii) violated or caused a violation of any federal or state privacy or security law or regulation, including HIPAA, (iii) not been excluded or threatened with exclusion under state or federal statutes or regulations, including under 42 U.S.C. § 1320a-7 or relevant regulations in 42 C.F.R. Part 1001, or (iv) not been assessed or threatened with assessment of civil money penalties pursuant to 42 C.F.R. Part 1003, or any foreign equivalent.

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(c)          Neither MD Anderson nor any of its Representatives have been charged, named in an action, found liable, or convicted for conduct relating to the development or approval of, or otherwise related to the regulation of any healthcare product or the practice of medicine.

(d)          Neither MD Anderson nor any of its Representatives (i) have been found by the FDA or any other relevant governmental or regulatory authority to have violated any Laws, regulations or guidelines concerning the conduct of clinical investigations or related services; (ii) have been debarred, denied, or suspended by the FDA under 21 U.S.C. § 335a, disqualified or restricted by the FDA, named on any FDA list related to investigator disqualifications, restrictions, restrictions removed, or adequate assurances, or are otherwise ineligible to participate in federal procurement or non-procurement programs or any foreign equivalents of the above; and (iii) have any unresolved FDA warning letter, Form 483, or other regulatory enforcement action threatened against or issued to them;

(e)          MD Anderson and its Representatives will not make and have not made any untrue statement of material fact to or filed a false claim or report with any governmental or regulatory authority, or failed to disclose a material fact required to be disclosed to any governmental or regulatory authority, or have ever been investigated by the FDA, National Institutes of Health (“NIH”), Office of the Inspector General for the Department of Health and Human Services (“OIG”), Department of Justice or other comparable governmental or regulatory authority for data or healthcare program fraud.

(f)          There is no investigation, threat, pending, or proposed proceeding, notice, or action by a governmental or regulatory entity which could result in 9.2(a)-9.2(e) above.

(g)          MD Anderson has no knowledge of any facts or circumstances that may affect the accuracy or completeness of any the foregoing representations and warranties. MD Anderson is responsible for (i) requiring all of its Representatives to disclose the occurrence of 9.2(a)-9.2(f) above and (ii) reviewing on reasonable intervals all available public filings and lists to confirm that it and its Representatives are not subject to 9.2(a)-9.2(f) above. If MD Anderson becomes aware of any such facts or circumstances during the Term or otherwise determines that any representation or warranty made by it under this Agreement is no longer true, correct, or complete, MD Anderson will notify LBIO immediately, but in no case later than twenty-four (24) hours after MD Anderson becomes aware of such facts, circumstances, or determination. MD Anderson shall immediately remove any of its Representatives from performing activities relating to the Research to which the facts, circumstances, or determination relate. Any such facts, circumstances, or determinations shall be grounds for termination of this Agreement.

(h)          Each of MD Anderson’s Representatives is under a written obligation to assign to MD Anderson all Inventions and any Intellectual Property Rights therein or relating thereto made by such Representative in the course of his or her employment.

(i)          Neither the United States government nor any agency thereof nor any other third party has funded or will fund any part of the Research.

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(j)          MD Anderson’s applicable database applications and electronic records systems and facilities which are used in the performance of the Research, including the database to be used by MD Anderson and Principal Investigator for the tracking, handling, recording, reporting and transmitting of data generated during a Study, have been fully validated and are compliant with all Laws.

(k)          MD Anderson is not entering into this Agreement (i) as a result of any pre-existing or future business relationships between MD Anderson and/or Principal Investigator and LBIO, (ii) as a result of any business or other decisions MD Anderson and/or Principal Investigator have made or may make in the future relating to LBIO or LBIO products, or (iii) as a reward or in exchange for MD Anderson or Principal Investigator prescribing or purchasing LBIO products or to induce the prescription or purchase of LBIO products by MD Anderson or Principal Investigator.

9.3           Warranty of cGMP. LBIO represents and warrants that any Study Drug (as defined in an applicable Study Order) manufactured by and provided by it for any Study hereunder has been and will be manufactured in accordance with current Good Manufacturing Practice regulations.

9.4           Independent Status. MD Anderson shall not be considered a partner, co-venturer, agent, employee, or representative of LBIO by reason of this Agreement, but shall remain in all respects an independent contractor, and neither Party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract or otherwise to assume any obligation in the name of or on behalf of the other Party. MD Anderson’s employees, including the Principal Investigator and the other Representatives of MD Anderson, are not and shall not be deemed to be employees of LBIO, and MD Anderson shall indemnify and hold harmless LBIO from all liabilities arising from any allegation or determination to the contrary.

9.5           Notices. All notices and other communications required or permitted hereunder shall be in writing and deemed to have been given when hand delivered, or mailed by registered or certified mail or overnight courier with tracking capabilities, as follows or as a Party may otherwise notify to the other in accordance with this Section 9.5 (provided that such notice of change of address or recipient shall be deemed given only when received), with an electronic copy to an email address if specified below:

If to LBIO, to:	If to MD Anderson:
Lion Biotechnologies, Inc.	The University of Texas
M.D. Anderson Cancer Center
999 Skyway Road, Suite 150	1515 Holcombe Blvd.
San Carlos, CA 94070	Houston, TX 77030
Attention: Legal Department	Attention: Chief Legal Officer
With a copy to: legal@lionbio.com

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9.6           Assignment; No Third Party Beneficiaries. LBIO may assign or transfer this Agreement without the prior written consent of but with written notice to MD Anderson promptly following consummation of the relevant transaction. MD Anderson hereby acknowledges and agrees that the rights and obligations hereunder are of a personal nature and, therefore, neither this Agreement nor any right or obligation contained within shall be assignable, transferable or delegable in whole or in part by MD Anderson and MD Anderson shall not, without the prior written consent of LBIO, sub-contract or otherwise engage any consultant or other third party to perform any of MD Anderson’s activities or obligations under this Agreement or any Study Order. All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the respective successors and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer on any person or entity, other than the Parties or their respective successors and permitted assigns, any benefits, rights or remedies.

9.7           Governing Law, Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, United States of America, without giving effect to any conflict of laws provisions. The Parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement may be brought in a United States District Court in Texas, or if such court does not accept jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Texas.

9.8           Equitable Relief. MD Anderson agrees that it may be impossible or inadequate to measure and calculate LBIO’s damages from any breach of MD Anderson’s obligations under Section 6 and/or Section 7 of this Agreement, and that a breach of such obligations could cause serious and irreparable injury to LBIO. Accordingly, LBIO shall have available, in addition to any other right or remedy available to it, the right to seek an injunction from a court of competent jurisdiction restraining such a breach (or threatened breach) and to specific performance of any such Section. MD Anderson further agrees that no bond or other security shall be required in obtaining such equitable relief.

9.9           Entire Agreement, Amendment and Waiver. This Agreement contains the entire understandings of the Parties and supersedes all previous agreements (oral and written), negotiations and discussions with respect to the subject matter herein. The Parties may modify any of the provisions hereof only by an instrument in writing duly executed by the Parties. No waiver of any rights under this Agreement shall be effective unless in writing signed by the Party to be charged.

9.10         Severability. In the event of the invalidity of any provisions of this Agreement containing any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gaps with valid provisions, which most closely approximate the purpose and economic effect of the invalid provision or, in the case of a gap, the Parties’ presumable intentions.

9.11         Further Assurances. Each Party shall, as and when reasonably requested by the other Party, do all acts and execute all documents as may be reasonably necessary to give effect to the provisions of this Agreement.

9.12         Interpretation. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement. This Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter. The words “include”, “includes” and “including” (and words of similar meaning) shall be deemed to be followed by the phrase “without limitation”.

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9.13         Counterparts. This Agreement may be executed in two (2) or more counterparts, including by “PDF” exchange, each of which shall be deemed to be an original as against any Party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

9.14         Texas State Agency. MD Anderson is an agency of the State of Texas and under the constitution and laws of the State of Texas possesses certain rights and privileges and only such authority as is granted to it under the constitution and laws of the State of Texas. Notwithstanding any provision hereof, nothing herein is intended to be, nor will it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision hereof, the provisions of this agreement as they pertain to MD Anderson are enforceable only to the extent authorized by the constitution and laws of the State of Texas.

9.15         DISCLAIMER OF SPECIAL DAMAGES. NEITHER LBIO NOR MD ANDERSON, NOR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS OR EMPLOYEES, SHALL HAVE ANY LIABILITY OF ANY TYPE, FOR ANY SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING THE LOSS OF OPPORTUNITY, LOSS OF USE, OR LOSS OF REVENUE OR PROFIT, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY STUDY ORDER; PROVIDED, THAT, THE FOREGOING DISCLAIMER SHALL NOT APPLY WITH RESPECT TO (1) A PARTY’S INDEMNIFICATION OBLIGATIONS, (2) A PARTY’S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO CONFIDENTIALITY AND NON-USE OR INTELLECTUAL PROPERTY-RELATED MATTERS OR (3) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the Effective Date.

Lion Biotechnologies, Inc.	THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

/s/ Maria Fardis	/s/ Chris McKee
Authorized Signature	Authorized Signature

Name: Maria Fardis	Name: Chris McKee, M.H.A.
Title: CEO & President	Title: VP, Business Operations
Date: April 17, 2017	Date: April 12, 2017

This Agreement is to be executed in duplicate.

Please return one fully executed copy to LBIO at the address for notices set forth above.